Exhibit 4.8(b)

CONFORMED COPY

Dated 27 October 2003

VNU N.V.

(a company incorporated with limited liability in The Netherlands, with its corporate seat in

Haarlem, The Netherlands)

and

DEUTSCHE TRUSTEE COMPANY LIMITED

SUPPLEMENTAL TRUST DEED

relating to

VNU N.V.

€2,500,000,000

Euro Medium Term Note Programme

arranged by

MERRILL LYNCH INTERNATIONAL

Ref: JALP/ALZW

This Supplemental Trust Deed is made on 27 October 2003 between:

(1)	VNU N.V. (a company incorporated with limited liability in the Netherlands, with its corporate seat in Haarlem, The Netherlands) (the “Issuer”) and

(2)	DEUTSCHE TRUSTEE COMPANY LIMITED (the “Trustee”, which expression, where the context so admits, includes any other trustee for the time being of this Trust Deed).

Whereas:

(A)	This Supplemental Trust Deed is supplemental to an amended and restated trust deed between the same parties dated 29 October 2002 (the “Trust Deed”) and is being entered into by the parties hereto for the purpose of amending and supplementing provisions of the Trust Deed.

(B)	The Trustee, being of the opinion that to do so is not materially prejudicial to the interests of the Noteholders, hereby agrees in the exercise of the power conferred on it by Clause 14.1 of the Trust Deed to modify the Trust Deed in the manner set out herein.

This Supplemental Trust Deed witnesses and it is declared as follows:

1	Interpretation

1.1	Definitions: Capitalised terms used in this Supplemental Trust Deed but not defined herein shall have the meanings given to them in the Trust Deed.

1.2	Headings: Headings shall be ignored in construing this Supplemental Trust Deed.

1.3	Effect: The Trust Deed is hereby amended in the form of this Supplemental Trust Deed and shall henceforward in relation to Notes issued after 27 October 2003 have effect as so amended and supplemented. For the avoidance of doubt the Trust Deed without the amendments set out herein shall continue to have effect in relation to Notes issued prior to 27 October 2003.

2	Modifications to the Trust Deed

The following modifications to the Trust Deed will be effective from the date of this Deed:

2.1	The Programme has been amended so that the aggregate nominal amount of Notes outstanding will not at any time exceed €2,500,000,000 (or the equivalent in other currencies).

All references in the Trust Deed to “€2,000,000,000 Euro Medium Term Note Programme” shall be deleted and replaced by “€2,500,000,000 Euro Medium Term Note Programme”.

2.2	Schedule 1, Part A (Form of Temporary Global Note) of the Trust Deed will be deleted and replaced with Schedule 1, Part A to this Deed.

2.3	Schedule 1, Part B (Form of Permanent Global Note) of the Trust Deed will be deleted and replaced with Schedule 1, Part B to this Deed.

2.4	Schedule 2, Part A (Form of Definitive Note) of the Trust Deed will be deleted and replaced with Schedule 2, Part A to this Deed.

2.5	The definition of “Material Subsidiary” on page 38 in paragraph “3 Negative Pledge”, Schedule 2, Part B (Terms and Conditions of the Notes) of the Trust Deed will be amended by the deletion of the word “net” in the phrase “total net revenues”.

3	Incorporation of the Trust Deed

The provisions of the Trust Deed as varied and supplemented by this Supplemental Trust Deed shall, so far as the context permits and insofar as such provisions are not inconsistent herewith, apply in respect of the issue of Notes under the Programme as fully as if they had been set out herein and references in the Trust Deed to “this Trust Deed” shall be deemed to be references to the Trust Deed as amended and supplemented by this Supplemental Trust Deed.

4	Governing Law and Jurisdiction

4.1	Governing Law: This Supplemental Trust Deed is governed by and shall be construed in accordance with English law.

4.2	Jurisdiction: The courts of England are to have jurisdiction to settle any disputes that may arise out of or in connection with this Supplemental Trust Deed, the Notes, the Receipts, the Coupons or the Talons and accordingly any legal action or proceedings arising out of or in connection with this Supplemental Trust Deed, the Notes, the Receipts, the Coupons or the Talons (“Proceedings”) may be brought in such courts. The Issuer irrevocably submits to the jurisdiction of such courts and waives any objections to Proceedings in such courts on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. This submission is for the benefit of each of the Trustee, the Noteholders and the Couponholders and shall not limit the right of any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not).

4.3	Service of Process: The Issuer irrevocably appoints The Law Debenture Corporation plc at its registered office for the time being in London to receive, for it and on its behalf, service of process in any Proceedings in England. Such service shall be deemed completed on delivery to such process agent (whether or not it is forwarded to and received by the Issuer). If for any reason such process agent ceases to be able to act as such or no longer has an address in England the Issuer irrevocably agrees to appoint a substitute process agent acceptable to the Trustee and shall immediately notify the Trustee of such appointment. Nothing shall affect the right to serve process in any other manner permitted by law.

In witness whereof this Supplemental Trust Deed has been executed as a deed on the date stated at the beginning.

VNU N.V.

By:	DR F.J.G.M. CREMERS

THEO VAN KAMPEN

THE COMMON SEAL OF DEUTSCHE TRUSTEE COMPANY LIMITED was affixed in the presence of:

ANGELINE GARVEY	SALLY WALLER

Associate Director	Assistant Secretary

Schedule 1

Part A

Form of Temporary Global Note

VNU N.V.

(a company incorporated with limited liability in The Netherlands, with its corporate seat in

Haarlem, The Netherlands)

EURO MEDIUM TERM NOTE PROGRAMME

TEMPORARY GLOBAL NOTE

Temporary Global Note No. [•]

This temporary Global Note is issued in respect of the Notes (the “Notes”) of the Tranche and Series specified in the Second Schedule hereto of VNU N.V. (the “Issuer”).

Interpretation and Definitions

References in this temporary Global Note to the “Conditions” are to the Terms and Conditions applicable to the Notes (which are in the form set out in Schedule 2 Part B to the Trust Deed (as amended or supplemented as at the Issue Date, the “Trust Deed”) dated 29 October 2002 as supplemented by a Supplemental Trust Deed dated 27 October 2003 between the Issuer, Deutsche Trustee Company Limited as trustee, as such form is supplemented and/or modified and/or superseded by the provisions of this temporary Global Note (including the supplemental definitions and any modifications or additions set out in the Second Schedule hereto), which in the event of any conflict shall prevail). Other capitalised terms used in this temporary Global Note shall have the meanings given to them in the Conditions or the Trust Deed. If the Second Schedule hereto specifies that the applicable TEFRA exemption is either “C Rules” or “not applicable”, this temporary Global Note is a “C Rules Note”, otherwise this temporary Global Note is a “D Rules Note”.

Aggregate Nominal Amount

The aggregate nominal amount from time to time of this temporary Global Note shall be an amount equal to the aggregate nominal amount of the Notes as shall be shown by the latest entry in the fourth column of the First Schedule hereto, which shall be completed by or on behalf of the Issuing and Paying Agent upon (i) the issue of Notes represented hereby, (ii) the exchange of the whole or a part of this temporary Global Note for a corresponding interest in a permanent Global Note or, as the case may be, in whole for Definitive Notes, (iii) the redemption or purchase and cancellation of Notes represented hereby and/or (iv) in the case of Partly Paid Notes, the forfeiture of Notes represented hereby in accordance with the Conditions relating to such Partly Paid Notes, all as described below.

Promise to Pay

Subject as provided herein, the Issuer, for value received, promises to pay to the bearer of this temporary Global Note, upon presentation and (when no further payment is due in respect of this temporary Global Note) surrender of this temporary Global Note, on the Maturity Date (or on such earlier date as the amount payable upon redemption under the Conditions may become repayable in accordance with the Conditions) the amount payable upon redemption under the Conditions in respect of the aggregate nominal amount of Notes represented by this temporary Global Note and

(unless this temporary Global Note does not bear interest) to pay interest in respect of such aggregate nominal amount of Notes from the Interest Commencement Date in arrear at the rates, in the amounts and on the dates for payment provided for in the Conditions together with such other sums and additional amounts (if any) as may be payable under the Conditions, in accordance with the Conditions.

“Exchange”

Subject as provided in the Conditions applicable to Partly Paid Notes, on or after the first day following the expiry of 40 days after the Issue Date (the “Exchange Date”), this temporary Global Note may be exchanged (free of charge to the holder) in whole or (in the case of a D Rules Note only and in respect of exchange for a permanent Global Note only) from time to time in part by its presentation and, on exchange in full, surrender to or to the order of the Issuing and Paying Agent for interests in a permanent Global Note, if so specified in the Second Schedule hereto, for Definitive Notes in an aggregate nominal amount equal to the nominal amount of this temporary Global Note submitted for exchange provided that, in the case of any part of a D Rules Note submitted for exchange for a permanent Global Note or Definitive Notes, there shall have been Certification with respect to such nominal amount submitted for such exchange dated no earlier than the Exchange Date.

“Certification” means the presentation to the Issuing and Paying Agent of a certificate or certificates with respect to one or more interests in this temporary Global Note, signed by Euroclear or Clearstream, Luxembourg, substantially to the effect set out in Schedule 4 to the Agency Agreement to the effect that it has received a certificate or certificates substantially to the effect set out in Schedule 3 to the Agency Agreement with respect thereto and that no contrary advice as to the contents thereof has been received by Euroclear or Clearstream, Luxembourg, as the case may be.

Upon the whole or a part of this temporary Global Note being exchanged for a permanent Global Note, such permanent Global Note may be exchangeable, in accordance with its terms, for Definitive Notes.

The Definitive Notes for which this temporary Global Note or a permanent Global Note may be exchangeable shall be duly executed and authenticated, shall, in the case of Definitive Notes, have attached to them all Coupons (and, where appropriate, Talons) in respect of interest, and all Receipts in respect of Instalment Amounts, that have not already been paid on this temporary Global Note or the permanent Global Note, as the case may be, shall be security printed and shall be substantially in the form set out in the Schedules to the Trust Deed as supplemented and/or modified and/or superseded by the terms of the Second Schedule hereto.

On any exchange of a part of this temporary Global Note for an equivalent interest in a permanent Global Note, the portion of the nominal amount hereof so exchanged shall be endorsed by or on behalf of the Issuing and Paying Agent in Part I of the First Schedule hereto, whereupon the nominal amount hereof shall be reduced for all purposes by the amount so exchanged and endorsed.

Benefit of Conditions

Except as otherwise specified herein, this temporary Global Note is subject to the Conditions and the Trust Deed and, until the whole of this temporary Global Note is exchanged for equivalent interests in a permanent Global Note or for Definitive Notes, as the case may be, the holder of this temporary Global Note shall in all respects be entitled to the same benefits as if it were the holder of the permanent Global Note (or the relevant part of it) or the Definitive Notes, as the case may be, for which it may be exchanged as if such permanent Global Note or Definitive Notes had been issued on the Issue Date.

Payments

No person shall be entitled to receive any payment in respect of the Notes represented by this temporary Global Note that falls due on or after the Exchange Date unless, upon due presentation of this temporary Global Note for exchange, delivery of (or, in the case of a subsequent exchange, due endorsement of) a permanent Global Note or delivery of Definitive Notes is improperly withheld or refused by or on behalf of the Issuer.

Payments due in respect of a D Rules Note before the Exchange Date shall only be made in relation to such nominal amount of this temporary Global Note with respect to which there shall have been Certification dated no earlier than such due date for payment.

Any payments that are made in respect of this temporary Global Note shall be made to its holder against presentation and (if no further payment falls to be made on it) surrender of it at the specified office of the Issuing and Paying Agent or of any other Paying Agent provided for in the Conditions. If any payment in full of principal is made in respect of any Note represented by this temporary Global Note, the portion of this temporary Global Note representing such Note shall be cancelled and the amount so cancelled shall be endorsed by or on behalf of the Issuing and Paying Agent in the First Schedule hereto (such endorsement being prima facie evidence that the payment in question has been made) whereupon the nominal amount hereof shall be reduced for all purposes by the amount so cancelled and endorsed. If any other payments are made in respect of the Notes represented by this temporary Global Note, a record of each such payment shall be endorsed by or on behalf of the Issuing and Paying Agent on an additional schedule hereto (such endorsement being prima facie evidence that the payment in question has been made).

Cancellation

Cancellation of any Note represented by this temporary Global Note that is required by the Conditions to be cancelled (other than upon its redemption) shall be effected by reduction in the nominal amount of this temporary Global Note representing such Note on its presentation to or to the order of the Issuing and Paying Agent for endorsement in the First Schedule hereto, whereupon the nominal amount hereof shall be reduced for all purposes by the amount so cancelled and endorsed.

Issuer’s Options

Any option of the Issuer provided for in the Conditions shall be exercised by the Issuer giving notice to the Noteholders within the time limits set out in and containing the information required by the Conditions, except that the notice shall not be required to contain the serial numbers of Notes drawn in the case of a partial exercise of an option and accordingly no drawing of Notes shall be required.

Notices

Notices required to be given in respect of the Notes represented by this temporary Global Note may be given by their being delivered (so long as this temporary Global Note is held on behalf of Euroclear and Clearstream, Luxembourg or any other clearing system) to Euroclear, Clearstream, Luxembourg or such other clearing system, as the case may be, or otherwise to the holder of this temporary Global Note, rather than by publication as required by the Conditions, except that so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, notices shall also be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort).

No provision of this temporary Global Note shall alter or impair the obligation of the Issuer to pay the principal and premium of and interest on the Notes when due in accordance with the Conditions.

This temporary Global Note shall not be valid or become obligatory for any purpose until authenticated by or on behalf of the Issuing and Paying Agent.

This temporary Global Note is governed by and shall be construed in accordance with English law.

In witness whereof the Issuer has caused this temporary Global Note to be duly signed on its behalf.

Dated as of the Issue Date.

VNU N.V.

By:

CERTIFICATE OF AUTHENTICATION

This temporary Global Note is authenticated

by or on behalf of the Issuing and Paying Agent.

DEUTSCHE BANK AG LONDON

as Issuing and Paying Agent

By:

Authorised Signatory

For the purposes of authentication only.

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

The First Schedule

Nominal amount of Notes represented by this temporary Global Note

The following (i) issue of Notes initially represented by this temporary Global Note, (ii) exchanges of the whole or a part of this temporary Global Note for interests in a permanent Global Note or (provided the exchange is in whole), for Definitive Notes and/or (iii) cancellations or forfeitures of interests in this temporary Global Note have been made, resulting in the nominal amount of this temporary Global Note specified in the latest entry in the fourth column below:

Date	Amount of decrease in nominal amount of this temporary Global Note	Reason for decrease in nominal amount of this temporary Global Note (exchange, cancellation or forfeiture)	Nominal amount of this temporary Global Note on issue or following such decrease	Notation made by or on behalf of the Issuing and Paying Agent
Issue Date	not applicable	not applicable

The Second Schedule

[Insert the provisions of the relevant Pricing Supplement that relate to the Conditions or the Global Notes as the Second Schedule]

Schedule 1

Part B

Form of Permanent Global Note

VNU N.V.

(a company incorporated with limited liability in The Netherlands, with its corporate seat in

Haarlem, The Netherlands)

EURO MEDIUM TERM NOTE PROGRAMME

PERMANENT GLOBAL NOTE

Permanent Global Note No. [•]

This permanent Global Note is issued in respect of the Notes (the “Notes”) of the Tranche(s) and Series specified in the Third Schedule hereto of VNU N.V. (the “Issuer”).

Interpretation and Definitions

References in this permanent Global Note to the “Conditions” are to the Terms and Conditions applicable to the Notes (which are in the form set out in Schedule 2 Part B to the Trust Deed (as amended or supplemented as at the Issue Date, the “Trust Deed”) dated 29 October 2002 as supplemented by a Supplemental Trust Deed dated 27 October 2003 between the Issuer, Deutsche Trustee Company Limited as trustee, as such form is supplemented and/or modified and/or superseded by the provisions of this permanent Global Note (including the supplemental definitions and any modifications or additions set out in the Third Schedule hereto), which in the event of any conflict shall prevail). Other capitalised terms used in this permanent Global Note shall have the meanings given to them in the Conditions or the Trust Deed.

Aggregate Nominal Amount

The aggregate nominal amount from time to time of this permanent Global Note shall be an amount equal to the aggregate nominal amount of the Notes as shall be shown by the latest entry in the fourth column of the First Schedule hereto, which shall be completed by or on behalf of the Issuing and Paying Agent upon (i) the exchange of the whole or a part of the temporary Global Note initially representing the Notes for a corresponding interest herein (in the case of Notes represented by a temporary Global Note upon issue), (ii) the issue of the Notes represented hereby (in the case of Notes represented by this permanent Global Note upon issue), (iii) the exchange of the whole of this permanent Global Note for Definitive Notes (iv) the redemption or purchase and cancellation of Notes represented hereby and/or (v) in the case of Partly Paid Notes, the forfeiture of Notes represented hereby in accordance with the Conditions relating to such Partly Paid Notes, all as described below.

Promise to Pay

Subject as provided herein, the Issuer, for value received, hereby promises to pay to the bearer of this permanent Global Note, upon presentation and (when no further payment is due in respect of this permanent Global Note) surrender of this permanent Global Note, on the Maturity Date (or on such earlier date as the amount payable upon redemption under the Conditions may become repayable in accordance with the Conditions) the amount payable upon redemption under the Conditions in respect of the aggregate nominal amount of Notes represented by this permanent Global Note and (unless this permanent Global Note does not bear interest) to pay interest in respect of such aggregate nominal amount of Notes from the Interest Commencement Date in arrear at the rates, in the amounts and on the dates for payment provided for in the Conditions together with such other sums and additional amounts (if any) as may be payable under the Conditions, in accordance with the Conditions.

Exchange

This permanent Global Note is exchangeable (free of charge to the holder) on or after the Exchange Date in whole but not in part for the Definitive Notes represented by the Certificates described below:

1	by the Issuer giving notice to the Issuing and Paying Agent, the Trustee and the Noteholders of its intention to effect such exchange

2	otherwise, if this permanent Global Note is held on behalf of Euroclear or Clearstream, Luxembourg or any other clearing system (an “Alternative Clearing System”) and any such clearing system is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so.

“Exchange Date” means a day falling not less than 60 days, or in the case of failure to pay principal in respect of any Note when due (where such failure is continuing beyond any applicable grace period) 30 days after that on which the notice requiring exchange is given and on which banks are open for business in the city in which the specified office of the Issuing and Paying Agent is located and, except in the case of exchange pursuant to 2 above, in the cities in which Euroclear and Clearstream, Luxembourg or, if relevant, the Alternative Clearing System, are located.

Subject as provided in the Conditions applicable to Party Paid Notes, any such exchange may be effected on or after an Exchange Date by the holder of this permanent Global Note surrendering this permanent Global Note to or to the order of the Issuing and Paying Agent. In exchange for this permanent Global Note, the Issuer shall deliver, or procure the delivery of, duly executed and authenticated Definitive Notes in an aggregate nominal amount equal to the nominal amount of this permanent Global Note submitted for exchange (if appropriate, having attached to them all Coupons (and, where appropriate, Talons) in respect of interest, and all Receipts in respect of Instalment Amounts, that have not already been paid on this permanent Global Note), security printed substantially in the form set out in Schedule 2 to the Trust Deed as supplemented and/or modified and/or superseded by the terms of the Third Schedule hereto.

Benefit of Conditions

Except as otherwise specified herein, this permanent Global Note is subject to the Conditions and the Trust Deed and, until the whole of this permanent Global Note is exchanged for Definitive Notes, the holder of this permanent Global Note shall in all respects be entitled to the same benefits as if it were the holder of the Definitive Notes for which it may be exchanged and as if such Definitive Notes had been issued on the Issue Date.

Payments

No person shall be entitled to receive any payment in respect of the Notes represented by this permanent Global Note that falls due after an Exchange Date for such Notes, unless upon due presentation of this permanent Global Note for exchange, delivery of Definitive Notes is improperly withheld or refused by or on behalf of the Issuer or the Issuer does not perform or comply with any one or more of what are expressed to be its obligations under any Definitive Notes.

Payments in respect of this permanent Global Note shall be made to its holder against presentation and (if no further payment falls to be made on it) surrender of it at the specified office of the Issuing and Paying Agent or of any other Paying Agent provided for in the Conditions. A record of each such payment shall be endorsed on the First or Second Schedule hereto, as appropriate, by the Issuing and Paying Agent or by the relevant Paying Agent, for and on behalf of the Issuing and Paying Agent, which endorsement shall (until the contrary is proved) be prima facie evidence that the payment in question has been made.

Prescription

Claims in respect of principal and interest (as each is defined in the Conditions) in respect of this permanent Global Note shall become void unless it is presented for payment within a period of 10 years (in the case of principal) and 5 years (in the case of interest) from the appropriate Relevant Date.

Meetings

The holder of this permanent Global Note shall (unless this permanent Global Note represents only one Note) be treated as 2 persons for the purposes of any quorum requirements of a meeting of Noteholders and, at any such meeting, as having one vote in respect of each nominal amount of Notes equal to the minimum Specified Denomination of the Notes for which this permanent Global Note may be exchanged.

Cancellation

Cancellation of any Note represented by this permanent Global Note that is required by the Conditions to be cancelled (other than upon its redemption) shall be effected by reduction in the nominal amount of this permanent Global Note representing such Note on its presentation to or to the order of the Issuing and Paying Agent for endorsement in the First Schedule hereto, whereupon the nominal amount hereof shall be reduced for all purposes by the amount so cancelled and endorsed.

Purchase

Notes may only be purchased by the Issuer or any of its subsidiaries if they are purchased together with the right to receive all future payments of interest and Instalment Amounts (if any) thereon.

Issuer’s Options

Any option of the Issuer provided for in the Conditions shall be exercised by the Issuer giving notice to the Noteholders within the time limits set out in and containing the information required by the Conditions, except that the notice shall not be required to contain the serial numbers of Notes drawn in the case of a partial exercise of an option and accordingly no drawing of Notes shall be required.

Noteholders’ Options

Any option of the Noteholders provided for in the Conditions may be exercised by the holder of this permanent Global Note giving notice to the Issuing and Paying Agent within the time limits relating to the deposit of Notes with a Paying Agent set out in the Conditions substantially in the form of the notice available from any Paying Agent, except that the notice shall not be required to contain the serial numbers of the Notes in respect of which the option has been exercised, and stating the nominal amount of Notes in respect of which the option is exercised and at the same time presenting this permanent Global Note to the Issuing and Paying Agent, or to a Paying Agent acting on behalf of the Issuing and Paying Agent, for notation accordingly in the Fourth Schedule hereto.

Notices

Notices required to be given in respect of the Notes represented by this permanent Global Note may be given by their being delivered (so long as this permanent Global Note is held on behalf of Euroclear, Clearstream, Luxembourg or any other clearing system) to Euroclear, Clearstream, Luxembourg or such other clearing system, as the case may be, or otherwise to the holder of this permanent Global Note, rather than by publication as required by the Conditions, except that so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, notices shall also be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort).

Negotiability

This permanent Global Note is a bearer document and negotiable and accordingly:

1	is freely transferable by delivery and such transfer shall operate to confer upon the transferee all rights and benefits appertaining hereto and to bind the transferee with all obligations appertaining hereto pursuant to the Conditions

2	the holder of this permanent Global Note is and shall be absolutely entitled as against all previous holders to receive all amounts by way of amounts payable upon redemption, interest or otherwise payable in respect of this permanent Global Note and the Issuer has waived against such holder and any previous holder of this permanent Global Note all rights of set-off or counterclaim that would or might otherwise be available to it in respect of the obligations evidenced by this Global Note and

3	payment upon due presentation of this permanent Global Note as provided herein shall operate as a good discharge against such holder and all previous holders of this permanent Global Note.

No provisions of this permanent Global Note shall alter or impair the obligation of the Issuer to pay the principal and premium of and interest on the Notes when due in accordance with the Conditions.

This permanent Global Note shall not be valid or become obligatory for any purpose until authenticated by or on behalf of the Issuing and Paying Agent.

This permanent Global Note shall be governed by and construed in accordance with English law.

In witness whereof the Issuer has caused this permanent Global Note to be duly signed on its behalf.

Dated as of the Issue Date.

VNU N.V.

By:

CERTIFICATE OF AUTHENTICATION

This permanent Global Note is authenticated

by or on behalf of the Issuing and Paying Agent.

DEUTSCHE BANK AG LONDON

as Issuing and Paying Agent

By:

Authorised Signatory

For the purposes of authentication only.

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

The First Schedule

Nominal amount of Notes represented by this permanent Global Note

The following (i) issues of Notes initially represented by this permanent Global Note, (ii) exchanges of interests in a temporary Global Note for interests in this permanent Global Note, (iii) exchanges of the whole of this permanent Global Note for Definitive Notes, (iv) cancellations or forfeitures of interests in this permanent Global Note and/or (v) payments of amounts payable upon redemption in respect of this permanent Global Note have been made, resulting in the nominal amount of this permanent Global Note specified in the latest entry in the fourth column:

Date	Amount of increase/decrease in nominal amount of this permanent Global Note	Reason for increase/decrease in nominal amount of this permanent Global Note (initial issue, exchange, cancellation, forfeiture or payment, stating amount of payment made)	Nominal amount of this permanent Global Note following such increase/decrease	Notation made by or on behalf of the Issuing and Paying Agent

The Second Schedule

Payments of Interest

The following payments of interest or Interest Amount in respect of this Permanent Global Note have been made:

Due date of payment	Date of payment	Amount of interest	Notation made by or on behalf of the Issuing and Paying Agent

The Third Schedule

[Insert the provisions of the relevant Pricing Supplement that relate to the Conditions or the Global Notes as the Third Schedule.]

The Fourth Schedule

Exercise of Noteholders’ Option

The following exercises of the option of the Noteholders provided for in the Conditions have been made in respect of the stated nominal amount of this permanent Global Note:

Date of exercise	Nominal amount of this permanent Global Note in respect of which exercise is made	Date of which exercise of such option is effective	Notation made by or on behalf of the Issuing and Paying Agent

Schedule 2

Part A

Form of Definitive Note

On the front:

[Denomination]	[ISIN]	[Series]	[Certif. No.]
[•]

[Currency and denomination]

[Each transaction regarding this Note which involves physical delivery hereof shall be registered in accordance with the provisions of the Dutch Agreement of 2 February 1987 relating to the determination of a uniform code of conduct regarding saving certificates (the “Agreement”) unless (i) this Note qualifies as commercial paper or as a certificate of deposit (as referred to in the Agreement) and (ii) the transaction is between professional parties].*

*	Insert on the definitive bearer note if the Notes are subject to the provisions of the Dutch Savings Certificates Act and are not listed on Euronext Amsterdam.

VNU N.V.

(a company incorporated with limited liability in The Netherlands, with its corporate seat in

Haarlem, The Netherlands)

EURO MEDIUM TERM NOTE PROGRAMME

Series No. [•]

[Title of issue]

This Note forms one of the Series of Notes referred to above (the “Notes”) of VNU N.V. (the “Issuer”) designated as specified in the title hereof. The Notes are subject to the Terms and Conditions (the “Conditions”) endorsed hereon and are issued subject to, and with the benefit of, the Trust Deed referred to in the Conditions. Expressions defined in the Conditions have the same meanings in this Note.

The Issuer for value received promises to pay to the bearer of this Note, on presentation and (when no further payment is due in respect of this Note) surrender of this Note on the Maturity Date (or on such earlier date as the amount payable upon redemption under the Conditions may become repayable in accordance with the Conditions) the amount payable upon redemption under the Conditions and (unless this Note does not bear interest) to pay interest from the Interest Commencement Date in arrear at the rates, in the amounts and on the dates for payment provided for in the Conditions together with such other sums and additional amounts (if any) as may be payable under the Conditions, in accordance with the Conditions.

This Note shall not become valid or obligatory for any purpose until authenticated by or on behalf of the Issuing and Paying Agent.

In witness whereof the Issuer has caused this Note to be signed on its behalf.

Dated as of the Issue Date.

VNU N.V.

By:

CERTIFICATE OF AUTHENTICATION

This Note is authenticated

by or on behalf of the Issuing and Paying Agent.

DEUTSCHE BANK AG LONDON

as Issuing and Paying Agent

By:

Authorised Signatory

For the purposes of authentication only.

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

[UNLESS BETWEEN INDIVIDUALS NOT ACTING IN THE CONDUCT OF A PROFESSION OR BUSINESS, EACH TRANSACTION REGARDING THIS NOTE WHICH INVOLVES THE PHYSICAL DELIVERY THEREOF WITHIN, FROM OR INTO THE NETHERLANDS MUST BE EFFECTED (AS REQUIRED BY THE NETHERLANDS SAVINGS CERTIFICATES ACT (WET INZAKE SPAARBEWIJZEN)) THROUGH THE MEDIATION OF THE ISSUER OR A MEMBER OF EURONEXT AMSTERDAM N.V. AND, UNLESS THIS NOTE QUALIFIES AS COMMERCIAL PAPER OR AS A CERTIFICATE OF DEPOSIT AND THE TRANSACTION IS BETWEEN PROFESSIONAL PARTIES, MUST BE RECORDED IN A TRANSACTION NOTE WHICH INCLUDES THE NAME AND ADDRESS OF EACH PARTY TO THE TRANSACTION, THE NATURE OF THE TRANSACTION AND THE DETAILS AND SERIAL NUMBER OF THIS NOTE.]1

[1]

Include on zero coupon or discounted bearer Notes and other bearer Notes on which interest does not become due and payable during their term but only at maturity (spaarbewijzen as defined in the Netherlands Savings Certificates Act) and which are (a) not listed on Euronext Amsterdam and (b) physically issued within the Netherlands or physically issued outside the Netherlands but distributed in the Netherlands immediately thereafter.